UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AI Infrastructure Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. Suite 200 Las Vegas, NV	89135
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one Right	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001	New York Stock Exchange
Rights, each entitling the holder to receive one-fifth (1/5) of one Class A Ordinary Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-289587

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and rights of AI Infrastructure Acquisition Corp., a Cayman Islands exempted company (the “Registrant”). The description of the units, Class A ordinary shares and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on August 13, 2025, as amended from time to time (File No. 333-289587) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Solely the units will be traded until the 52nd day following the date of the Registrant’s final prospectus. The trading symbols for the securities, as listed on the New York Stock Exchange are as follows:

Units	AIIAU
Class A Ordinary Shares	AIIA
Rights	AIIAR

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2025	AI INFRASTRUCTURE ACQUISITION CORP.

	By:	/s/ Michael D. Winston
Michael D. Winston
Chief Executive Officer